AMENDMENT LETTER

This Amendment Letter, dated as of 8 November 2011 (this “Letter”), to the Facility Agreement dated 30 June 2011 (the “Facility Agreement”), by and amongst First Solar Malaysia Sdn. Bhd. (the “Borrower”), First Solar, Inc. as guarantor, CIMB Investment Bank Berhad, as Facility Agent and Security Agent and for and on behalf of the Original Lenders, CIMB Bank Berhad, Malayan Banking Berhad and RHB Bank Berhad.

W I T N E S S E T H:

WHEREAS, it has come to the Borrower’s attention that the definition of “CFADS” in the Facility Agreement does not fully achieve and accurately reflect the intent and understanding of the Borrower with respect to the inclusion of liabilities and receivables of the Borrower against members of the Group.
WHEREAS, pursuant to the consent of the Majority Lenders and the Borrower given in accordance with Clause 34.1(a) of the Facility Agreement and further pursuant to the powers granted to the Facility Agent under Clause 34.1(b) of the Facility Agreement to effect, on behalf of any Finance Party, any amendment or waiver permitted by Clause 34, in this Letter the parties wish to amend the definition of “CFADS” to in the Facility Agreement in order to achieve the Borrower’s intent.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Defined Terms. Except as otherwise defined in this Amendment, terms defined in the Facility Agreement are used herein as defined therein, and Clause 1.2 (Construction) is incorporated herein by reference, mutatis mutandis.

2.Amendment. The parties hereby acknowledge, agree and declare that the Facility Agreement shall be varied, amended and modified in the manner and to the extent as hereinafter provided effective on and after 30 September 2011:-
2.1    Wherever the expression “this Agreement” appears in the Facility Agreement, it shall mean the Facility Agreement and this Amendment Letter, where the context requires.
2.2    Definition of “CFADS” in Clause 20.1 of the Facility Agreement
The definition of “CFADS” in Clause 20.1 of the Facility Agreement shall be deleted and substituted with the following:-
Clause 20.1
“Adjusted EBITDA” in respect of any Relevant Date, means the cashflow available for debt service, i.e. the EBITDA for the 12 Months ending on the relevant Relevant Date:-

(a)	after deducting any amount of tax on profits, gains, income in respect of cash payments or cash payable;

(b)	after taking into account all increases and decreases respectively of accruals;

(c)	subject to the exclusion in paragraph (g) below, after taking into account all increases and decreases respectively of liabilities resulting from deliveries of goods and services;

(d)	subject to the exclusion in paragraph (g) below, after taking into account all increases and decreases respectively of receivables resulting from deliveries of goods and services;

(e)	after taking into account all increases and decreases respectively of the inventories, raw materials and supplies, work-in-process and finished product, advance payments and prepaid expenses; and

(f)	after taking into account all increases and decreases respectively of the Capital Expenditures; but

(g)
excluding any increases or decreases of any liabilities or receivables of the Borrower against members of the Group (including, for the avoidance of doubt, any such liabilities and receivables in respect of deliveries of goods and services).

2.3    Replacing “CFADS” with “Adjusted EBITDA”
All references to “CFADS” in the Facility Agreement shall be deleted and substituted with “Adjusted EBITDA”.
3.Confirmation. Each Lender party hereto hereby further agrees that the definition of “CFADS”, as amended in Clause 2 above, shall apply in determining the Borrower’s compliance with the terms of Clause 20.2(d) of the Facility Agreement as of 30 September 2011.
4.Conditions Precedent. This Letter shall become effective as of 8 November 2011 (the “Effective Date”), upon the Facility Agent receiving counterparts of this Letter, duly executed by the Borrower, the Facility Agent and the Guarantor.

5.Reference to and Effect on the Finance Documents.
(a)This Letter shall be supplemental to the Facility Agreement and subject only to the variations, amendments, modification and indulgence herein contained and such other alterations (if any) as may be necessary to make this Letter consistent with the Facility Agreement and vice versa, the parties hereby declare and agree that:-

(i)
Except as expressly amended herein, all the other terms and provisions of the Facility Agreement and all other Finance Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(ii)
The guarantee, indemnity, obligations, conditions, covenants, provisions, powers and terms contained or subsisting under the Facility Agreement unless repugnant to the provisions in this Letter are applicable herein mutatis mutandis as if each of such guarantee, indemnity, obligations, conditions, covenants, provisions, powers and terms were herein repeated.

(iii)
The Facility Agreement and this Letter shall be read and construed as one document and be enforceable as if the modification and indulgence herein granted had originally formed part of the Facility Agreement.

(iv)	Nothing herein contained shall affect or impair the Facility Agreement or its enforceability and the Facility Agreement shall continue to remain in full force and effect.

(v)
For the avoidance of doubt and not in derogation hereof, in the event of any conflict between the provisions of the Facility Agreement and any of the provisions of this Letter, the latter shall prevail.

(b)Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Facility Agreement or any Finance Document in similar or different circumstances.
6.Counterparts. This Letter may be executed by one or more of the parties to this Letter on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Letter by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Letter signed by all the parties shall be lodged with the Borrower and the Facility Agent.
7.Governing Law. This letter and the rights and obligations of the parties under this letter shall be governed by, and construed and interpreted in accordance with, Malaysian law.
8.Finance Documents and Integration. This Letter is a Finance Document, and together with the other Finance Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
9.Headings. Section headings contained in this Letter are included herein for convenience of reference only and shall not constitute a part of this Letter for any other purposes.
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SIGNATURE PAGE TO THE
AMENDMENT LETTER TO THE FACILITY AGREEMENT OF
FIRST SOLAR MALAYSIA SDN.BHD.

IN WITNESS WHEREOF, the parties hereto have caused this Letter to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FIRST SOLAR MALAYSIA SDN.BHD., as Borrower

By:
/s/David Brady
Name: David Brady
Title: Director

FIRST SOLAR INC., as Guarantor

By:
/s/David Brady
Name: David Brady
Title: VP, Treasurer

SIGNATURE PAGE TO THE
AMENDMENT LETTER TO THE FACILITY AGREEMENT OF
FIRST SOLAR MALAYSIA SDN.BHD.

CIMB INVESTMENT BANK BERHAD, as Facility Agent and Security Agent with the consent of the Majority Lenders

By:
/s/Nuraida Ismail	/s/Joey Liong Huey Wen
Name: Nuraida Ismail	Name: Joey Liong Huey Wen
Title: Associate Director	Title: Manager